Exhibit 99.1

FIESTA RESTAURANT GROUP, INC. COMMENTS ON MISLEADING JCP PRESENTATION AND PRESS RELEASE

Explains the Harm of JCP’s 11th Hour Cookie-Cutter ‘Plan’

Refutes Baseless Allegations Regarding its Engaged and Highly Qualified Board

Highlights Patterns of Shareholder Value Destruction by James Pappas and John Morlock

Reaffirms that Fiesta Board Took Careful and Deliberate Action to Effectuate Change Before the Pappas Group Surfaced

Recommends Shareholders Vote FOR the Company’s Highly Qualified Director Nominees on the WHITE Proxy Card

DALLAS, Texas (May 24, 2017) – Fiesta Restaurant Group, Inc. (“Fiesta” or the “Company”) (NASDAQ: FRGI), parent company of the Pollo Tropical® and Taco Cabana® fast casual restaurant brands, today announced its Board of Directors (the “Board”) clarified misrepresentations and falsehoods in an investor presentation and a press release filed by a dissident group of several activist hedge funds led by JCP Investment Management, LLC (collectively, the “Pappas Group” or “JCP”) regarding the Company. The Pappas Group has filed a presentation and a press release with regards to Fiesta that are rife with mistakes, misleading comparisons, distorted analyses, material omissions and alternative facts. The Fiesta Board believes that these communications destroy James Pappas’ and John Morlock’s credibility as agents for change and casts doubt on their level of insight into the restaurant industry. We believe their presentation and press release are designed to divert attention away from the damaging facts about their troublesome backgrounds and track records. While the Board looks forward to continuing to directly engage with shareholders, it believes it is necessary to highlight at least some of the major distortions embedded in JCP’s presentation and press release:

1.	After Not Proposing Any Plan For 9 Months, JCP Unveils a Cookie-Cutter “Plan” in the 11th Hour that Would Cause Serious Harm to Fiesta if Adopted

The Pappas Group did not present a plan to Fiesta in the over nine months since they first surfaced. Neither their proxy statement nor any of their previous press releases or letters included a real plan. Now, 14 days prior to the annual meeting, the Pappas Group presents for the first time a purported “plan.” JCP’s last minute “plan” is what you would expect from a novice investment banker: a handful of amateurish and shallow back-of-the envelope calculations on an Excel spread sheet. This “plan” is completely detached from the important nuances and realities of the Company’s operations and the inner-workings of a real public company, and lacks analytical rigor. It is a Hail Mary thrown in the context of a failing campaign.

The contrast to the detailed and sophisticated Renewal Plan introduced by Fiesta’s new CEO, Rich Stockinger, could not be starker. Rich, an accomplished and respected restaurant operator, has spearheaded our strategic Renewal Plan, which is already underway and delivering tangible results. Our strategic Renewal Plan was developed following an extensive analysis of both public and non-public data. Rich recently implemented a very similar plan at Benihana that revitalized Benihana and maximized value to its shareholders by increasing the company’s stock price by ~600%.

The Pappas “plan” is conspicuously light on details or assumptions. Many of its components are vague recommendations and contain arbitrary financial metric benchmarks that have been thrown at the wall in an attempt to see what sticks. The specifics that are included, however, appear eerily reminiscent of failed initiatives that Mr. Pappas previously introduced at other companies like Jamba Juice. At the very least, introducing JCP’s competing, unproven “plan” in the 11th hour would be a significant disruption that would take valuable resources away from the continued execution of the ongoing Renewal Plan. Your Board is concerned that this alternative “plan” carries significant and unnecessary risks.

If you are asking yourself, “what’s the harm?” of putting JCP’s nominees on the board, you have to look no further than to Mr. Pappas’s performance at Jamba Juice for your answer. After forcing himself onto the company’s board and audit committee in 2015 through an activist campaign, Mr. Pappas implemented a plan with similar features to the “plan” proposed for Fiesta at Jamba Juice.  Since then, Jamba Juice has lost more than half of its market value and missed earnings for eleven consecutive quarters.   To add insult to shareholder injury, according to its SEC filings, Jamba Juice will now likely disclose a material weakness in internal controls, which has resulted in significantly delayed financial reporting and a possible delisting from NASDAQ. Just as with Jamba Juice, JCP proposes a change in Fiesta’s headquarters during a critical turnaround period, without acknowledging that this very same approach has generated an accounting crisis and shareholder value destruction at Jamba Juice.

2.	Pappas Exaggerates His Own Record and Downplays His Most Relevant Directorship

In setting forth his track record, Mr Pappas makes no distinction between the mostly microcap companies where he has served as a director versus the larger companies where he was a cheerleader from the sidelines, in some cases taking credit for actions the companies were already in the process of executing. Perhaps Mr. Pappas’ list suggests he’s a decent day-trader (or had good timing) given the short-term nature of many of his purported successes. But he ignores what’s actually relevant to his candidacy at Fiesta.

He downplays Jamba Juice, which we discuss above and is the situation that is most clearly and directly relevant to his potential election at Fiesta. He also neglects to mention his board service on Samex Mining Corp., where the company filed for bankruptcy less than one year after Mr. Pappas joined its board pursuant to a settlement agreement.

Ironically, Mr. Pappas also claims Casella as a success that justifies his election to the Board of Fiesta. Certainly the Casella stock price increased, for which he misleadingly claims credit. But Mr. Pappas’ own ideas were soundly rejected by Casella shareholders. In fact, by the time Casella’s annual meeting occurred, shareholders so strongly rejected Mr. Pappas’ plan that Mr. Pappas withdrew his nominees and didn’t even bother turning in the few voting proxies he did receive, disenfranchising these shareholders. Here is what proxy advisory firm Proxy Mosaic said when it joined ISS and Glass Lewis in rejecting his plan and nominees:

“Perhaps the most remarkable aspect of JCP’s plan for Casella is precisely how unremarkable it is…. [The plan] reads like a laundry list of steps that the Company has taken… We believe that [Pappas’] election to the Board could potentially disrupt the execution of Management’s strategic plan…The choice, in our view, is a fairly clear one: the election of the Dissident simply presents an unacceptable risk.”

We believe it would be completely accurate to replace “Casella” with “Fiesta” in the quote above.

3.	JCP’s Cherry-Picked Peer Group is Clearly Designed to Arrive at a Predetermined Conclusion

In an apparent attempt to mislead shareholders about Fiesta’s strong historic performance through 2015, JCP artificially manufactured a peer group of only four “Most Similar Competitors,” arbitrarily disregarding nine peer companies of Fiesta.

These four cherry-picked restaurants have only one thing in common: strong performance. But one of these companies, Popeyes, has a completely different business model than Fiesta. And while Fiesta utilized the other three of these so-called “Most Similar Competitors” for its own TSR analysis, these restaurants are inappropriate for realistic operating performance benchmarking when used as a standalone group.

We assume JCP ignored Fiesta’s other nine peer companies for one reason only: Fiesta outperformed this group.

4.	The Pappas Group’s Attempts to Malign Fiesta’s Directors with Jefferies’ Associations Are a Desperate Smokescreen to Distract From Relevant Director Qualifications

JCP attempts to label three of Fiesta’s Directors as “not independent” because of their affiliation with Jefferies. Nothing could be further from the truth.

Brian Friedman is President and Nicholas Daraviras is a managing director of Leucadia, the parent company of Jefferies, a leading investment bank in the restaurant industry. Barry Alperin sits on the board of Jefferies, not Leucadia and is an employee of neither. JCP fails to mention that Barry was nominated to the Fiesta Board by a Carrols Restaurant Group director, not Mr. Friedman or Mr. Daraviras, and was invited to join the Jefferies board well after he was elected to the Fiesta Board. Mr. Friedman and Mr. Daraviras joined the Fiesta Board in 2011 as a result of an investment in our Company by a private equity fund they managed. Upon request of management and the other Directors, Mr. Friedman and Mr. Daraviras agreed to remain on the Fiesta Board even after their fund had distributed its remaining stake in Fiesta to their investors in late 2013. The Board asked them to stay because of their invaluable expertise in the restaurant industry, and Mr. Friedman and Mr. Daraviras agreed because they believe in Fiesta’s story and business and are committed to creating long-term value for all of the Company’s shareholders.

JCP’s accusations are belied by the facts: rather than profiting from their Board memberships, Jefferies has, in fact, foregone millions of dollars of potential investment banking fees as a result of having affiliates on the Fiesta board. For example, Jefferies was unable to represent Fiesta in its review of strategic alternatives for Taco Cabana in 2015 or in the sale evaluation process for Fiesta in 2016; J.P. Morgan represented Fiesta instead in both reviews. JCP has also tried to manufacture a history of Jefferies selling Fiesta stock and leaving shareholders to hold the bag. When JCP points out that Jefferies sold its last Fiesta shares in September 2013 at a price of $35.50, it neglected to provide the necessary context that the stock price of Fiesta therafter continued to rise to a high of $65.01. Moreover, JCP does not mention who never sold any of their Fiesta shares: Brian Friedman and Barry Alperin.

Most importantly, JCP fails to mention the significant advantages of having Mr. Friedman and Mr. Alperin on the Board: Their decades of experience, tremendous expertise and deep relationships in the restaurant and consumer industry, not to mention their objectivity and integrity, are difficult to match and have afforded Fiesta a critical competitive advantage over many similar restaurant companies.

Contrast this with the Pappas Group’s view of director qualifications. The Pappas Group appears to be so desperate to convince the shareholders that their candidates measure up to Fiesta’s highly qualified Directors that they actually argue that having “personally built restaurants or liv[ing] in Texas” somehow makes them more qualified than our two Directors with decades of corporate leadership and board experience in the restaurant and consumer space.

Moreover, JCP demonstrates further deception and hypocrisy when it claims in its presentation that only Mr. Pappas and Mr. Morlock qualify as “direct shareholder representative” on the Board – but not Mr. Friedman or Mr. Alperin. Leucadia, of which Mr. Friedman is President, owns more than 4% of the shares of Fiesta, and Mr. Friedman and Mr. Alperin personally own more than 70,000 additional shares. Apparently, in Mr. Pappas’ world view, an “ownership perspective” counts only when it is provided by James Pappas – but not from seasoned directors with decades of experience of investing in the restaurant and consumer space. In addition, Pappas’ cited list of investments illustrates his short-term investment horizon.

We should also highlight how many shares JCP’s other purported “direct shareholder representative” Mr. Morlock owns by quoting directly from JCP’s proxy statement:

“Mr. Morlock does not beneficially own any shares of Common Stock, constituting 0% of the outstanding shares.”

5.	The Pappas Group’s Characterization of an “Unengaged Board” and Claim that Fiesta’s Actions in Response to Them is Contradicted by the Facts

In July 2015, Fiesta’s stock price was $58.01, near its all-time high. After the business declined in late 2015 and early 2016, the Board swiftly took bold and decisive action, including engineering a CEO leadership transition announced in August 2016 – only 13 months after the stock price was near its all-time high and a month before the Pappas Group filed its initial Schedule 13D. The public announcements we made in the Fall of 2016 and the Spring of 2017 for which JCP takes credit were the direct result of actions that were taken and committees that were formed in the Spring and Summer of 2016. In short, the Board’s response to Fiesta’s deteriorating business performance was proactive, rapid and decisive and in no way connected to the Pappas Group. The full timeline is below:

•	In November 2015, the Board formed a special committee and engaged financial and legal advisors to evaluate strategic alternatives for Taco Cabana
•	In May 2016, the Board commenced discussions with former CEO Tim Taft about this retirement
•	In August 2016, the Board announced Taft’s retirement and formed a special committee to search for a new CEO and additional Board members with significant restaurant operating experience, with the assistance of Heidrick & Struggles
•	In September 2016, the Board halted the spin-off of Taco Cabana and suspended the expansion of Pollo Tropical into Texas
•	In October 2016, the Board decided to close 10 Pollo Tropical restaurants
•	Later in October, the Board formed a special committee to conduct a review of strategic alternatives, including the possible sale of the Company, with the assistance of legal and financial advisors
•	In February 2017, the Board chose industry veteran Richard Stockinger as new CEO, appointed restaurant expert Paul Twohig (former President, Dunkin Donuts) to the Board and appointed retired McKinsey & Company senior partner, Stacey Rauch, to become the Chair of the Board
•	In April 2017, our new CEO announced the Renewal Plan and the closure of an additional 30 Pollo Tropical restaurants (which contributed to an operating loss of $14.7 million), and later announced ~$7.5 million of annualized G&A savings
•	In May 2017, the Board appointed two new directors to the Board: Rich Stockinger (our new CEO) and Nick Shepherd (former CEO and President, TGI Friday’s)

Lastly, we would like to highlight that each director on Fiesta’s purportedly “unengaged Board” attended 100% of all Board meetings. In fact, it is questionable whether Mr. Pappas could keep up with the Fiesta Board’s level of engagement in light of the fact that he already sits on the boards of Jamba Juice, Tandy Leather and US Geothermal, in addition to his involvement with the Pappas family business and running a hedge fund with new activist campaigns against other companies like Kona Grill.

DO NOT LET THESE MISLEADING CLAIMS, DISRUPTIVE PROPOSALS AND CHARACTER ATTACKS SWAY YOUR VOTE - PROTECT THE VALUE OF YOUR INVESTMENT IN FIESTA:

VOTE THE WHITE PROXY CARD TODAY

Your Board’s commitment to acting in the best interests of all Fiesta shareholders remains unwavering. We have acted thoughtfully and decisively to review strategic options, enhance the composition of our Board, execute a CEO transition and implement a comprehensive Renewal Plan to improve financial results.

At this point in the Company’s evolution – with a new CEO, revitalized strategy, and an experienced, refreshed and expanded Board – your Board is excited about the visible path to shareholder value creation. We strongly believe that it would be detrimental to shareholders to replace two of Fiesta’s highly-qualified directors with JCP’s candidates and risk experiencing the shareholder value destruction that Mr. Pappas is currently generating at Jamba Juice and that Mr. Morlock oversaw during his tenures at Potbelly (negative 55% TSR from IPO until his resignation), SpinCycle (distressed sale), Clubhouse International (bankruptcy) and Boston Chicken (bankruptcy).

We believe Fiesta shareholders should protect the value of their investment by voting “FOR” ALL of our experienced and highly qualified director nominees on the WHITE proxy card: Barry J. Alperin, Stephen P. Elker and Brian P. Friedman.

Shareholders can vote by completing, dating and signing the Company-provided WHITE proxy card, or by telephone or the internet by following the instructions on the WHITE proxy card.

If you have questions or need assistance voting your shares please contact:

105 Madison Avenue

New York, New York 10016

proxy@mackenziepartners.com

Call Collect: (212) 929-5500

or

Toll-Free (800) 322-2885

About Fiesta Restaurant Group, Inc.

Fiesta Restaurant Group, Inc. is the parent company of the Pollo Tropical and Taco Cabana restaurant brands. The brands specialize in the operation of fast-casual restaurants that offer distinct and unique tropical and Mexican inspired flavors with broad appeal at a compelling value. For more information about Fiesta Restaurant Group, Inc., visit the corporate website at www.frgi.com.

Important Additional Information

The Company, its directors and certain of its executive officers are participants in the solicitation of proxies from the Company’s stockholders in connection with the Company’s 2017 Annual Meeting of Stockholders. The Company has filed a proxy statement and white proxy card with the U.S. Securities and Exchange Commission (the “SEC”) in connection with such solicitation. STOCKHOLDERS OF THE COMPANY ARE STRONGLY ENCOURAGED TO READ SUCH PROXY STATEMENT, ACCOMPANYING WHITE PROXY CARD AND ALL OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. Information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, are set forth in the definitive proxy statement and other materials filed with the SEC in connection with the 2017 Annual Meeting of Stockholders. Stockholders can obtain the proxy statement, any amendments or supplements to the proxy statement, and any other documents filed by the Company with the SEC at no charge at the SEC’s website at www.sec.gov. These documents are also available at no charge at the Company’s website at www.frgi.com in the section “Investor Relations.”

Forward-Looking Statements

Except for the historical information contained in this news release, the matters addressed are forward-looking statements. Forward-looking statements, written, oral or otherwise made, represent Fiesta’s expectation or belief concerning future events. Without limiting the foregoing, these statements are often identified by the words “may,” “might,” “believes,” “thinks,” “anticipates,” “plans,” “expects,” “intends” or similar expressions. In addition, expressions of Fiesta’s strategies, intentions or plans are also forward-looking statements. Such statements reflect management’s current views with respect to future events and are subject to risks and uncertainties, both known and unknown. You are cautioned not to place undue reliance on these forward-looking statements as there are important factors that could cause actual results to differ materially from those in forward-looking statements, many of which are beyond Fiesta’s control. Investors are referred to the full discussion of risks and uncertainties as included in Fiesta’s filings with the Securities and Exchange Commission.